Exhibit 24.1

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of F.N.B. Corporation and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints each of Peter Mortensen, Stephen J. Gurgovits and Brian F. Lilly, its and his true and lawful attorney with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of F.N.B. Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 5,900,000 shares of common stock, par value $.01 per share, of F.N.B. Corporation, to be issued in exchange for shares of common stock of NSD Bancorp, Inc., upon consummation of the proposed merger of NSD Bancorp, Inc. with and into F.N.B. Corporation, and any and all documents in support thereof or supplements thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of F.N.B. Corporation and said officers and directors hereby grants to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as F.N.B. Corporation might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of F.N.B. Corporation and said officers and directors hereby ratifies and confirms all acts and things that said attorney might do or cause to be done by virtue of this power of attorney and its, his signature as the same may be signed by said attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, F.N.B. Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors of F.N.B. Corporation in the capacity or capacities noted has hereunto set its or his hand as of the date indicated below. This Power of Attorney may be executed in counterparts which, when taken together, constitute a single original thereof.

F.N.B. CORPORATION
By:	/s/ Stephen J. Gurgovits
Stephen J. Gurgovits,
President and Chief Executive Officer

Signature	Title	Date

/s/ Peter Mortensen Peter Mortensen	Chairman of the Board	January 10, 2005
/s/ Stephen J. Gurgovits Stephen J. Gurgovits	President and Chief Executive Officer and Director (principal executive officer)	January 10, 2005
/s/ Brian F. Lilly Brian F. Lilly	Vice President and Chief Financial Officer (principal financial officer)	January 10, 2005
/s/ Tito L. Lima Tito L. Lima	Corporate Controller (principal accounting officer)	January 10, 2005
/s/ William B. Campbell William B. Campbell	Director	January 10, 2005
/s/ Henry M. Ekker Henry M. Ekker	Director	January 10, 2005

/s/ Robert B. Goldstein Robert B. Goldstein	Director	January 10, 2005
Harry F. Radcliffe	Director	January 10, 2005
/s/ John W. Rose John W. Rose	Director	January 10, 2005
/s/ William J. Strimbu William J. Strimbu	Director	January 10, 2005
/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	January 10, 2005
/s/ Archie O. Wallace Archie O. Wallace	Director	January 10, 2005